UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As reported in a Current Report on Form 8-K filed by Platinum Energy Resources, Inc. (“Platinum Energy”) on May 2, 2008 (the “Acquisition Form 8-K”), Platinum Energy completed the acquisition of Maverick Engineering, Inc. (“Maverick”) on April 29, 2008, pursuant to the Agreement and Plan of Merger entered into on March 18, 2008 among Platinum Energy, its wholly-owned subsidiary, PERMSub, Inc., (“Merger Sub”), Maverick, and Robert L. Kovar Services, LLC, as Stockholder Representative (the “Acquisition”). The aggregate consideration paid in the Acquisition was $6 million in cash and $5 million to be paid over the next 6 years pursuant to non-interest bearing cash flow notes, subject to certain escrows, holdbacks and post-closing adjustments.

We are filing herewith an amendment to the Acquisition Form 8-K. The purpose of this amendment is to furnish the historical financial information for Maverick, and the related pro forma financial information.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

The historical consolidated financial statements of Maverick Engineering, Inc. are filed as Exhibits 99.1 and 99.2 to this Form 8-K/A.

(b)	Pro Forma Financial Information.

The pro forma financial information with respect to Platinum Energy Resources, Inc.’s acquisition of Maverick Engineering, Inc. is filed as Exhibit 99.3 to this Form 8-K/A.

(d)	Exhibits.

99.1	Audited financial statements of Maverick Engineering, Inc. as of and for the years ended December 31, 2006 and December 31, 2007
99.2	Unaudited financial statements of Maverick Engineering, Inc. as of March 31, 2008 and for the three months ended March 31, 2008 and March 31, 2007
99.3	Unaudited pro forma condensed combined financial statements for the year ended December 31, 2007 and as of and for the three months ended March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.

Dated: July 10, 2008	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer